Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mangosoft, Inc.

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 30, 2007 relating to the financial statements, which appear in Mangosoft, Inc.'s annual report on form 10-KSB for the year ended December 31, 2006.

We also consent to the use of our name and the reference to us in the "Experts" section of this registration statement.

Stowe & Degon

Worcester, Massachusetts
July 2, 2007